QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in registration statement (No.333-148415) on Form S-8 of Tennessee Commerce Bancorp, Inc. of our report dated April 15, 2011 with respect to the consolidated balance sheets of Tennessee Commerce Bancorp, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three year period ending December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Tennessee Commerce Bancorp, Inc.

/s/KraftCPAs PLLC
Nashville, TN
April 15, 2011

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm